UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 26, 2014

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On March 26, 2014, Capital One Financial Corporation (the “Company”) issued a press release announcing that the Board of Governors of the Federal Reserve had completed its review under the Comprehensive Capital Analysis and Review (“CCAR”) process and that it did not object to the Company’s proposed capital plan submitted pursuant to CCAR. The Company expects to maintain its quarterly dividend of $0.30 per share, subject to approval by the Company’s Board of Directors. The Company also announced that its Board of Directors has authorized the repurchase of up to $2.5 billion of shares of the Company’s common stock through the end of the first quarter of 2015. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The timing and exact amount of any common stock repurchases will depend on various factors, including market conditions, the Company’s capital position and amount of retained earnings. The Company’s share repurchase program does not include specific price targets, may be executed through open market purchases or privately negotiated transactions, including utilizing Rule 10b5-1 programs, and may be suspended at any time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated March 26, 2014

Cautionary Statements Regarding Forward-Looking Statements.

The attached press release and information provided pursuant to Items 8.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that the Company files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: March 26, 2014	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary